Exhibit 99.1

Cheniere Announces Domestic Marketing Contract with JPMorgan

HOUSTON--(BUSINESS WIRE)--Cheniere Energy, Inc. (AMEX:LNG) announced today that its marketing subsidiary, Cheniere Marketing, Inc., has entered into a domestic marketing agreement for the sale of liquefied natural gas, or LNG, with J.P. Morgan Ventures Energy Corporation “JPMorgan”, a wholly owned subsidiary of JPMorgan Chase & Co. (NYSE:JPM).

The agreement provides a framework under which Cheniere Marketing sells to JPMorgan LNG it acquires on delivery to the Sabine Pass Terminal, located in southwest Louisiana. Additionally, JPMorgan will acquire a portion of Cheniere Marketing’s capacity for storage and regasification services for the LNG that JPMorgan purchases. JPMorgan Chase & Co, has guaranteed all of JPMorgan’s obligations under this agreement.

“We believe that JPMorgan’s domestic natural gas business and their power generation asset base will make an excellent complement to the send-out capabilities of the Sabine Pass terminal,” said Charif Souki, chairman and CEO. “We look forward to finding ways to incorporate the financial derivatives expertise of JPMorgan into our LNG origination effort for the benefit of our suppliers.”

“We are excited to work with Cheniere and leverage our platform to further optimize and enhance the value of Sabine Pass,” said Paul Posoli, co-head of Global Energy for JPMorgan Commodities.

About Cheniere Energy, Inc.

Cheniere Energy, Inc. is developing a network of three LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. Cheniere is pursuing related business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

For additional information on the agreement, please refer to the Cheniere Energy, Inc. Current Report filed on Form 8-K filed with the Securities and Exchange Commission.

About JPMorgan Chase & Co.

JPMorgan Chase & Co. (NYSE:JPM) is a leading global financial services firm with assets of $1.6 trillion and operations in more than 60 countries. The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management, and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase serves millions of consumers in the United States and many of the world's most prominent corporate, institutional and government clients under its JPMorgan and Chase brands. Information about the firm is available at www.jpmorganchase.com.

Cheniere Energy, Inc. is developing a network of three LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. Cheniere is pursuing related business opportunities both upstream and downstream of the terminals. Cheniere also founded and holds a 30% limited partner interest in Freeport LNG. Cheniere is based in Houston, Texas with offices in Louisiana, Texas; Washington, D.C.; London, England and Paris, France. Additional information about Cheniere may be found on its web site at www.cheniere.com.

This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal and pipeline businesses. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

CONTACT:
JPMorgan Media Contact
Brian Marchiony, 212-270-2596
brian.j.marchiony@jpmorgan.com
or
Cheniere Investor and Media Contact
Christina Cavarretta, 713-375-5104
Christina.cavarretta@cheniere.com